EXHIBIT 99.1

NEWS RELEASE	NEWS RELEASE	NEWS RELEASE	NEWS RELEASE

FOR IMMEDIATE RELEASE
Media Contacts:
Marina H. Norville, Marina.H.Norville@aexp.com, +1.212.640.2832
Andrew R. Johnson, Andrew.R.Johnson@aexp.com , +1.212.640.8610

Investors/Analysts Contacts:
Vivian Y. Zhou, Vivian.Y.Zhou@aexp.com, +1.212.640.5574
Melanie L. Michel, Melanie.L.Michel@aexp.com, +1.212.640.5574

AMERICAN EXPRESS REPORTS SECOND-QUARTER REVENUE OF $7.7 BILLION AND
EARNINGS PER SHARE OF $0.29

(Millions, except percentages and per share amounts)

	Quarters Ended June 30,		Percentage Inc/(Dec)	Six Months Ended June 30,		Percentage Inc/(Dec)
	2020	2019		2020	2019
Total Revenues Net of Interest Expense	$7,675	$10,838	(29)	$17,985	$21,202	(15)
Net Income	$257	$1,761	(85)	$624	$3,311	(81)
Diluted Earnings Per Common Share [1]	$0.29	$2.07	(86)	$0.71	$3.87	(82)
Average Diluted Common Shares Outstanding	805	836	(4)	807	839	(4)

New York – July 24, 2020 – American Express Company (NYSE: AXP) today reported second-quarter net income of $257 million, or $0.29 per share, compared with net income of $1.8 billion, or $2.07 per share, a year ago.
Second-quarter results continued to be significantly affected by the impacts of COVID-19.
“While our second quarter results reflect the challenges of the current environment, we remain confident that our strategy for navigating this period of uncertainty is the right one,” said Stephen J. Squeri, Chairman and Chief Executive Officer. “Our customers continue to be engaged with our products and services; we have a productive and dedicated workforce; our capital and liquidity levels remain strong; and we continue to focus on those areas most critical to our long-term growth.

“Spending volumes, which declined to their lowest point this quarter in April, gradually improved in May and June, with small businesses being the most resilient.
“We feel good about our efforts to support our customers as they navigate unexpected financial challenges during these unprecedented times. And, we remain confident in our ability to effectively manage credit risk to achieve the best outcomes for both our customers and our shareholders.
“In mid-March, we transitioned most of our colleagues to remote working arrangements. Our frontline colleagues have continued to maintain historically strong customer satisfaction levels throughout the period.
“For customers, we enhanced our value propositions on many of our card products, including adjusting our rewards programs and adding limited time offers and statement credits in categories that are relevant for today, such as wireless, streaming services, business essentials and food delivery. Early results from these enhancements have been encouraging. We haven’t seen an increase in total customer attrition levels from prior years. In addition, we recently launched our largest-ever Shop Small campaign, and have committed more than $200 million over the next three months to help jumpstart spending at small merchants in over a dozen countries globally.
“As we adjust our business to today’s realities, we are also continuing to invest in areas that are key to our long-term growth. For consumers, we are developing additional product enhancements to meet their changing needs. We extended our digital solutions for our commercial customers with the recent launch of American Express One AP, our first proprietary accounts payable automation offering. For our merchant partners, we raised our contactless transaction thresholds in 60 countries around the world, and we were pleased to become the first foreign payments network to be licensed to clear local currency transactions in mainland China.
“Finally, our already strong capital and liquidity positions improved in the quarter, and we continued to return capital to our shareholders through dividends.
“All in all, while we can’t predict the future, I remain confident that the way we are managing the company will enable us to emerge from the current crisis in a position of strength. Looking ahead, we will continue to focus on what we can control – backing our customers, colleagues and communities, while managing our expenses prudently, and making strategic investments to drive our growth over the long term.”
Second-quarter consolidated total revenues net of interest expense were $7.7 billion, down 29 percent from $10.8 billion a year ago. The quarter primarily reflected a decline in Card Member spending and a lower average discount rate compared to the prior year.
Consolidated provisions for losses were $1.6 billion, up from $861 million a year ago. The increase was primarily driven by a reserve build of $628 million.2 The reserve build primarily reflected the deterioration of the global macroeconomic outlook.
Consolidated expenses were $5.5 billion, down 29 percent from $7.8 billion a year ago. The decrease primarily reflected significantly lower customer engagement costs due to the decline in Card Member spending, as well as lower usage of travel-related Card Member benefits.
The consolidated effective tax rate was 58.7 percent, up from 20.6 percent a year ago. The increase reflected the impact of discrete tax items, primarily related to the realizability of certain foreign deferred tax assets, resulting from cumulative losses in certain non-U.S. legal entities that were exacerbated by the impact of COVID-19, and lower overall pretax income.
Global Consumer Services Group reported second-quarter net income of $527 million, compared with $881 million a year ago.
Total revenues net of interest expense were $4.6 billion, down 23 percent from $6.0 billion a year ago. The decrease primarily reflected a decline in Card Member spending and a lower average discount rate compared to the prior year.
Provisions for losses totaled $886 million, up from $651 million a year ago. The increase was driven primarily by a reserve build.

Total expenses were $2.9 billion, down 32 percent from $4.3 billion a year ago. The decrease primarily reflected significantly lower customer engagement costs due to a decline in Card Member spending, as well as lower usage of travel-related Card Member benefits.
Global Commercial Services reported a second-quarter net loss of ($60) million, compared with net income of $561 million a year ago.
Total revenues net of interest expense were $2.3 billion, down from $3.3 billion a year ago, primarily reflecting a decline in Card Member spending and a lower average discount rate compared to the prior year.
Provisions for losses totaled $645 million, up from $206 million a year ago, driven primarily by a reserve build.
Total expenses were $1.6 billion, down 30 percent from $2.4 billion a year ago. The decrease primarily reflected significantly lower customer engagement costs due to a decline in Card Member spending.
Global Merchant and Network Services reported second-quarter net income of $66 million, compared with $564 million a year ago.
Total revenues net of interest expense were $929 million, down 41 percent from $1.6 billion a year ago. The decrease primarily reflected a decline in Card Member spending and a lower average discount rate compared to the prior year.
Total expenses were $701 million, down 14 percent from $812 million a year ago, driven by lower network partner payments due to a decline in Card Member spending.
Corporate and Other reported a second-quarter net loss of ($276) million, compared with a net loss of ($245) million a year ago.
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1	Diluted earnings per common share (EPS) was reduced by the impact of (i) earnings allocated to participating share awards and other items of $2 million and $13 million for the three months ended June 30, 2020 and 2019, respectively, and $4 million and $24 million for the six months ended June 30, 2020 and 2019, respectively, and (ii) dividends on preferred shares of $17 million and $19 million for the three months ended June 30, 2020 and 2019, respectively, and $49 million and $40 million for the six months ended June 30, 2020 and 2019, respectively.
2
Reserve build represents the portion of the provisions for credit losses for the period related to increasing or decreasing reserves for credit losses as a result of, among other things, changes in volumes, macroeconomic outlook, portfolio composition and credit quality of portfolios. The reserve build for a period is the amount by which the provisions for credit losses exceeds net write-offs.

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About American Express
American Express is a globally integrated payments company, providing customers with access to products, insights and experiences that enrich lives and build business success. Learn more at americanexpress.com and connect with us on facebook.com/americanexpress, instagram.com/americanexpress, linkedin.com/company/american-express, twitter.com/americanexpress, and youtube.com/americanexpress.
Key links to products, services and corporate responsibility information: charge and credit cards, business credit cards, travel services, gift cards, prepaid cards, merchant services, Accertify, InAuth, corporate card, business travel, and corporate responsibility.
Source: American Express Company
Location: Global
This earnings release should be read in conjunction with the company’s statistical tables for the second quarter 2020, available on the American Express website at http://ir.americanexpress.com and in a Form 8-K furnished today with the Securities and Exchange Commission.

An investor conference call will be held at 8:30 a.m. (ET) today to discuss second-quarter results. Live audio and presentation slides for the investor conference call will be available to the general public on the above-mentioned American Express Investor Relations website. A replay of the conference call will be available later today at the same website address.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. The forward-looking statements, which address American Express Company’s current expectations regarding business and financial performance, among other matters, contain words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update or revise any forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements, include, but are not limited to, the following:
•a further deterioration in global economic and business conditions and consumer and business spending generally; an inability or unwillingness of Card Members to pay amounts owed to the company; uncertain impacts of, or additional changes in, monetary, fiscal or tax policy to address the impact of COVID-19, including the end of programs and funding designed to support the economy; prolonged measures to contain the spread of COVID-19 or premature easing of such containment measures, both of which could further exacerbate the effects on the company’s business activities and results of operations, Card Members, partners and merchants; an inability of the company to manage risk in an uncertain and fast-changing environment; further market volatility, changes in capital and credit market conditions and the availability and cost of capital; issues impacting brand perceptions and the company’s reputation; changes in foreign currency rates and benchmark interest rates; an inability of business partners to meet their obligations to the company and the company’s customers due to slowdowns or disruptions in their businesses, bankruptcy or liquidation, or otherwise; and pricing changes, product mix and credit actions, including line size and other adjustments to credit availability;
•future credit performance, which will depend in part on changes in consumer behavior that affect loan and receivable balances (such as paydown rates) and delinquency and write-off rates; macroeconomic factors such as unemployment rates, GDP and the volume of bankruptcies; collections capabilities and recoveries of previously written-off loans and receivables; the enrollment in, and effectiveness of, hardship programs and troubled debt restructurings; and governmental actions that provide forms of relief with respect to certain loans and fees, such as limiting debt collections efforts and encouraging or requiring extensions, modifications or forbearance;
•the amount of loans and receivables outstanding being higher or lower than current expectations, which will depend on the behavior of Card Members and their actual spending and borrowing patterns, the company’s ability to manage risk, competition, and the company’s ability to enhance the Card Member value proposition;
•the actual amount to be spent on marketing, which will be based in part on continued changes in macroeconomic conditions and business performance; management’s assessment of competitive opportunities and the receptivity of Card Members and prospective customers to advertising initiatives; and management’s ability to realize efficiencies and optimize investment spending;
•the actual amount to be spent on Card Member rewards and services and business development, and the relationship of these variable customer engagement costs to revenues, which could be impacted by Card Members’ interest in the value propositions offered by the company; further enhancements to product benefits to make them attractive to Card Members, potentially in a manner that is not cost effective; Card Member behavior as it relates to their spending patterns (including the level of spend in bonus categories) and the redemption of rewards and offers; the costs related to reward point redemptions; and new and renegotiated contractual obligations with business partners;

•the ability of the company to reduce its operating expenses, which could be impacted by, among other things, the company’s inability to balance expense control and investments in the business; management’s decision to increase or decrease spending in such areas as technology, business and product development, sales force, premium servicing and digital capabilities depending on overall business performance; an inability to innovate efficient channels of customer interactions, such as chat supported by artificial intelligence; higher-than-expected cyber, fraud or compliance expenses or consulting, legal and other professional fees, including as a result of increased litigation or internal and regulatory reviews; the level of M&A activity and related expenses; the payment of civil money penalties, disgorgement, restitution, non-income tax assessments and litigation-related settlements; impairments of goodwill or other assets; the impact of changes in foreign currency exchange rates on costs; and greater than expected inflation;
•net card fees not growing consistent with current expectations, which could be impacted by, among other things, the further deterioration in macroeconomic conditions impacting the ability and desire of Card Members to pay card fees; higher attrition rates; Card Members continuing to be attracted to the company’s premium card products; and the company’s inability to address competitive pressures and implement its strategies and business initiatives, including introducing new benefits and services that are designed for the current environment;
•a further decline of the average discount rate, including as a result of further changes in the mix of spending by location and industry, merchant negotiations (including merchant incentives, concessions and volume-related pricing discounts), competition, pricing regulation (including regulation of competitors’ interchange rates) and other factors;
•changes in the substantial and increasing worldwide competition in the payments industry, including competitive pressure that may materially impact the prices charged to merchants that accept American Express cards, competition for new and existing cobrand relationships, competition from new and non-traditional competitors and the success of marketing, promotion and rewards programs;
•changes affecting the company’s plans regarding the return of capital to shareholders, including its intention to maintain its current quarterly common share dividend for the third quarter of 2020, subject to approval by the company’s Board of Directors, which will depend on factors such as capital levels and regulatory capital ratios; changes in the stress testing and capital planning process and approval of the company’s capital plans by the Federal Reserve; the company’s results of operations and financial condition; the company’s credit ratings and rating agency considerations; and the economic environment and market conditions in any given period;
•a failure in or breach of the company’s operational or security systems, processes or infrastructure, or those of third parties, including as a result of cyberattacks, which could compromise the confidentiality, integrity, privacy and/or security of data, disrupt its operations, reduce the use and acceptance of American Express cards and lead to regulatory scrutiny, litigation, remediation and response costs, and reputational harm;
•legal and regulatory developments, which could affect the profitability of the company’s business activities; limit the company’s ability to pursue business opportunities; require changes to business practices or alter the company’s relationships with Card Members, partners, merchants and other third parties, including its ability to continue certain cobrand and agent relationships in the EU; exert further pressure on the average discount rate and GNS volumes; result in increased costs related to regulatory oversight, litigation-related settlements, judgments or expenses, restitution to Card Members or the imposition of fines or civil money penalties; materially affect capital or liquidity requirements, results of operations or ability to pay dividends; or result in harm to the American Express brand;
•changes in the financial condition and creditworthiness of the company’s business partners, such as bankruptcies, restructurings or consolidations, including cobrand partners and merchants that represent a significant portion of the company’s business, such as the airline industry, or partners in GNS or financial institutions that the company relies on for routine funding and liquidity, which could materially affect the company’s financial condition or results of operations; and

•factors beyond the company’s control such as outbreaks and future waves of COVID-19 cases, severe weather conditions, natural and man-made disasters, power loss, disruptions in telecommunications, or terrorism, any of which could significantly affect demand for and spending on American Express cards, delinquency rates, loan and receivable balances and other aspects of the company’s business and results of operations or disrupt its global network systems and ability to process transactions.
A further description of these uncertainties and other risks can be found in American Express Company’s Annual Report on Form 10-K for the year ended December 31, 2019, the Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and the company’s other reports filed with the Securities and Exchange Commission.